Exhibit 99.1

FOR IMMEDIATE RELEASE

Pfenex Reports Second Quarter 2014 Results and Provides Business Update

SAN DIEGO, August 29, 2014 — Pfenex Inc. (NYSE MKT: PFNX), a clinical-stage biotechnology company engaged in the development of high-value and difficult to manufacture proteins including biosimilar therapeutics, today provided a business update and reported financial results for the second quarter ended June 30, 2014.

“With the successful completion of our initial public offering, we have the capital to continue to advance our biosimilar product candidates, derived from our proprietary protein expression platform,” stated Bertrand C. Liang, chief executive officer of Pfenex. “We expect to complete the phase 1b/2a trial for our lead product candidate, PF582, a biosimilar to Lucentis, by the end of 2014 and initiate the phase 3 trial in mid-2015.”

Business Updates

•	On July 29, 2014 we closed our initial public offering. Including the underwriters exercise of their option to purchase additional shares, 9,429,084 shares of common stock were sold in the offering for a total capital raise of approximately $52.6 million after underwriter fees and discounts but before deducting offering expenses.

•	With the close of our initial public offering, Pfenex expanded the leadership team through the addition of two new board members, William R. Rohn and Philip R. Schneider. Mr. Rohn joined the board as chairman and brings extensive biotech industry experience having served in managerial roles at Biogen IDEC, IDEC Pharmaceuticals and Adria Laboratories. Mr. Schneider also joined the board with broad industry experience through previous management positions with IDEC Pharmaceuticals and Syntex Pharmaceuticals.

Financial Highlights for the three months ended June 30, 2014

•	Total revenue for the second quarter of 2014 was $3.3 million compared to $2.3 million in the second quarter of 2013. The increase in revenue was due to an increase in activity related to our Px563L product candidate development under our government contracts, offset in part by a decrease in the protein production service work.

•	Cost of revenue was $2.5 million in the second quarter of 2014 compared to $1.3 million in the second quarter of 2013. The increase in cost of revenue was due primarily to the increased development costs for our proprietary novel vaccine programs which are funded by various government agencies.

•	Research and development expenses were $0.9 million for the second quarter of 2014 compared to $1.3 million in the second quarter of 2013. The decrease in research and development expenses was due in part to an increase in development activity by our partner, Stelis, and resulting decrease in activity by Pfenex, of PF530, as well as manufacturing activity and purchase of comparator material for our product candidate, PF582, phase 1b/2a trial in the year ago period. We expect research and development expense to increase as we advance our lead candidates and pipeline products.

•	Selling, general and administrative expenses were $2.0 million in the second quarter of 2014 compared to $1.7 million in the second quarter of 2013. The increase in selling, general and administrative expenses was due to an increase in audit and consulting fees. We expect selling, general and administrative expenses to increase for activities associated with operating as a public company.

•	Not including the proceeds from our initial public offering and the exercise of the underwriters’ option to purchase additional shares, cash, cash equivalents and short-term investments, excluding restricted cash, was $3.9 million as of June 30, 2014, compared to $5.2 million as of December 31, 2013. As of June 30, 2014 we had $3.8 million drawn under our $3.9 million revolving credit facility and $4.0 million of restricted cash as collateral for the credit facility.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Pfenex’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Pfenex’s expectations regarding the development pathway, timing and success of its clinical trials for PF582 and its other product candidates. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Pfenex’s ability to successfully demonstrate the efficacy and safety of its product candidates, the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting intellectual property, Pfenex’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, competition from others developing products for similar uses, Pfenex’s ability to manage operating expenses, Pfenex’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Pfenex’s dependence on third parties for development, manufacture, marketing, sales and distribution of products, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in the final prospectus related to Pfenex’s initial public offering filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, as well as discussions of potential risks, uncertainties, and other important factors in Pfenex’s subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

About Pfenex Inc.

Pfenex Inc. is a clinical-stage biotechnology company engaged in the development of high-value and difficult to manufacture proteins including biosimilar therapeutics. The company’s lead product candidate is PF582, a biosimilar candidate to Lucentis (ranibizumab), for the potential treatment of patients with retinal diseases. Pfenex has leveraged its Pfēnex Expression Technology™ platform to build a pipeline of product candidates and preclinical products under development including other biosimilars, as well as vaccines, generics and next generation biologics.

Pfenex has used, and intends to continue to use, its Investor Relations website (http://pfenex.investorroom.com), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, including a copy of our Corporate Presentation dated August 2014, visit (http://pfenex.investorroom.com).

Company Contact:

Paul Wagner, Ph.D.

Chief Financial Officer

(858) 352-4333

pwagner@pfenex.com

Investor Relations contact:

Westwicke Partners, LLC

Robert H. Uhl

Managing Director

(858) 356-5932

robert.uhl@westwicke.com

Pfenex, Inc.

Condensed Statement of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$3,266	$2,309	$5,824	$5,694
Cost of revenue	2,544	1,306	4,452	3,335

Gross Profit	722	1,003	1,372	2,359

Operating expenses:
Selling, general and administrative	2,024	1,676	3,519	3,459
Research and development	860	1,272	1,538	2,052

Total operating expenses	2,884	2,948	5,057	5,511

Loss from operations	(2,162)	(1,945)	(3,685)	(3,152)
Other expense, net	(21)	(9)	(39)	(10)

Net loss before income taxes	(2,183)	(1,954)	(3,724)	(3,162)
Income tax benefit (expense)	—	777	(1)	1,259

Net loss	$(2,183)	$(1,177)	$(3,725)	$(1,903)

Effective preferred stock dividends	$(447)	$(419)	$(882)	$(827)

Net loss attributable to common stockholders	$(2,630)	$(1,596)	$(4,607)	$(2,730)

Net loss per common share basic and diluted	$(1.67)	$(1.04)	$(2.95)	$(1.80)

Weighted-average common shares used to compute basic and diluted net loss per share	1,571	1,542	1,560	1,520

Pfenex, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$3,941	$3,954
Short-term investments	—	1,250
Accounts and unbilled receivables, net	1,355	3,461
Inventories finished goods	18	26
Income tax receivable	401	398
Deferred income taxes	3,481	3,481
Other current assets	1,519	284

Total current assets	10,715	12,854
Restricted cash	4,030	4,029
Property and equipment, net	2,102	2,329
Notes receivable from related parties	—	95
Other long term assets	36	36
Intangible assets, net	6,628	6,893
Goodwill	5,577	5,577

Total assets	$29,088	$31,813

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,127	$1,804
Accrued liabilities	4,570	2,953
Deferred revenue	997	1,253
Line of credit obligation	3,813	—

Total current liabilities	10,507	6,010
Deferred tax liability	3,481	3,481
Line of credit obligation	—	3,590
Other long-term liabilities	3	3

Total liabilities	13,991	13,084
Commitments and contingencies (Notes 9 and 10)
Redeemable convertible Series A-2 preferred stock, par value $0.001, 5,000,000 and 4,978,662 shares authorized at June 30, 2014 and December 31, 2013, respectively; 3,556,186 shares issued and outstanding; $13,815,111 liquidation preference	49,400	49,200
Redeemable convertible Series A-1 preferred stock, par value $0.001, 5,000,000 and 4,978,662 shares authorized at June 30, 2014 and December 31, 2013, respectively;, 4,978,661 shares issued and outstanding; $16,470,071 liquidation preference	64,540	63,980
Stockholders’ equity (deficit):
Common stock, $.001 par value, 30,000,000 and 12,514,224 shares authorized at June 30, 2014 and December 31, 2013, respectively; 1,571,473 and 1,541,781 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	4	2
Additional paid-in capital	—	—
Accumulated deficit	(98,847)	(94,453)

Total stockholders’ equity (deficit)	(98,843)	(94,451)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$29,088	$31,813

Note: The Pfenex Condensed Statement of Operations and Balance Sheet for the period ended June 30, 2014 does not reflect the Pfenex initial public offering that closed on July 29, 2014.